EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2000 relating to the financial statements and financial statement schedule of 3D Systems Corporation, which appears in 3D Systems Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.


/S/ PRICEWATERHOUSECOOPERS LLP
-------------------------------------

PricewaterhouseCoopers LLP

Woodland Hills, California
May 5, 2000